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                                                                     Exhibit 4.5

REGISTERED                                                            REGISTERED

                   Illinois Commerce Commission ID Number 5994

     THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                          SENIOR NOTE, 5.375% DUE 2008

CUSIP: 153663BH1                        NUMBER: 1

ORIGINAL ISSUE DATE: December 22, 1998  PRINCIPAL AMOUNT: $15,000,000

INTEREST RATE: 5.375%                   MATURITY DATE: December 15, 2008

     CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation of the State of Illinois (the "COMPANY"), for value received hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) on the Maturity Date set forth above, and to pay interest thereon from December 22, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the June 15 and December 15 in each year, commencing June 15, 1999, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Note is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date (except for interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration) will, as provided in the

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Indenture (as defined below), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the May 31 or November 30, as the case may be, next preceding such Interest Payment Date; provided that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days or fewer than ten days prior to such Special Record Date. Payment of the principal of and interest and premium on this Note shall be payable pursuant to
Section 2.12(a) of the Indenture.

     This Note is a Global Note in respect of a duly authorized issue of Senior Notes, 5.375% Due 2008 (the "NOTES OF THIS SERIES", which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of December 1, 1998, between the Company and The Bank of New York, as trustee (the "TRUSTEE", which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the "INDENTURE"). Under the Indenture, one or more series of notes may be issued and, as used herein, the term "Notes" refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Note has been issued in respect of the series designated on the first page hereof, limited in aggregate principal amount to $15,000,000.

     Prior to the Release Date (as hereinafter defined), the Notes will be secured by first mortgage bonds (the "SENIOR NOTE FIRST MORTGAGE BONDS") delivered by the Company to the Trustee for the benefit of the Holders of the Notes, issued under the Indenture of Mortgage or Deed of Trust, dated October 1, 1941, from the Company to U.S. Bank Trust National Association, as successor trustee (the "MORTGAGE TRUSTEE"), and F. Sgaraglino, as successor co-trustee, as supplemented and modified (collectively, the "FIRST MORTGAGE"). Reference is made to the First Mortgage and the Indenture for a description of the rights of the Trustee as holder of the Senior Note First Mortgage Bonds, the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of first mortgage bonds, under the First Mortgage and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Senior Note First Mortgage Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.

     From and after such time as all first mortgage bonds (other than Senior Note First Mortgage Bonds) issued under the First Mortgage have been retired through payment, redemption or otherwise at, before or after the maturity thereof (the "Release Date"), the Senior Note First Mortgage Bonds shall cease to secure the Notes in any manner. In certain


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circumstances prior to the Release Date as provided in the Indenture, the
Company is permitted to reduce the aggregate principal amount of a series of Senior Note First Mortgage Bonds held by the Trustee, but in no event prior to the Release Date to an amount less than the aggregate outstanding principal amount of the series of Notes initially issued contemporaneously with such Senior Note First Mortgage Bonds.

     Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date. Each Note issued upon transfer, exchange or substitution of such Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note, as the case may be.

     Each Note of this Series will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that the Company has not yet made on the Note (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate (as defined below) plus 15 basis points, plus accrued interest thereon to the date of redemption. The Company must provide the holders of each Note of this Series to be redeemed with a notice of redemption at least 30 and not more than 60 days before the redemption date.

     "Adjusted Redemption Treasury Rate" means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity of the Comparable Redemption Treasury Issue, assuming a price for the Comparable Redemption Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Redemption Treasury Price for such redemption date.

     "Comparable Redemption Treasury Issue" means, with respect to each Note to be redeemed, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of such Note to be redeemed that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Note.

     "Comparable Redemption Treasury Price" means, with respect to any redemption date, (i) the average of the Redemption Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Redemption Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Quotation Agent obtains fewer than four such Redemption Reference Treasury Dealer Quotations, the average of all such Redemption Reference Treasury Dealer Quotations.

     "Quotation Agent" means one of the Redemption Reference Treasury Dealers appointed as such agent by the Company.

     "Redemption Reference Treasury Dealer" means Lehman Brothers Inc. and four other primary U.S. Government securities dealers in New York City selected by the Company.


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     "Redemption Reference Treasury Dealer Quotations" means, with respect to each Redemption Reference Treasury Dealer and any redemption date, the offer price for the Comparable Redemption Treasury Issue (expressed in each case as a percentage of its principal amount) for settlement on the redemption date quoted in writing to the Quotation Agent by such Redemption Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). If any Interest Payment Date or date on which the principal of this Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Note is required to be paid.

     The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

     If an Event of Default shall occur and be continuing, the principal of and interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture and, upon such declaration, the Trustee shall demand the redemption of the Senior Note First Mortgage Bonds to the extent provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Note.

     As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made


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written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

     No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, places and rates and the coin or currency prescribed in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note may be transferred only as permitted by the legend hereto and the provisions of the Indenture.

     The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

     Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.


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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        CENTRAL ILLINOIS PUBLIC SERVICE
                                        COMPANY


                                        By: /s/ J. T. Birkett
                                           -------------------------------------
                                                  J. T. Birkett

                                        Title: Vice President
                                              ----------------------------------

                                        Attest: /s/ J. A. Tisckos
                                               ---------------------------------
                                                  J. A. Tisckos

                                        Title: Assistant Secretary
                                              ----------------------------------

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

Dated: December 22, 1998

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

The Bank of New York, AS TRUSTEE

By: /s/ Robert J. [Illegible]
   -------------------------------
          AUTHORIZED SIGNATORY


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                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common              UNIF GIFT
                                             MIN ACT - _____ Custodian ______
                                                       (Cust)          (Minor)
TEN ENT -- as tenants by the
entireties                                     Under Uniform Gifts to Minors

JT TEN -- as joint tenants with right
of survivorship and not as tenants in
common                                       ______________________________
                                                       State

                    Additional abbreviations may also be used
                          though not in the above list.

                                   ----------

               FOR VALUE RECEIVED the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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                   Please print or typewrite name and address
                      including postal zip code of assignee

---------------------------------------
the within note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said note on the books of the Company, with full power of substitution in the premises.


Dated:
      ----------------------------


                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever. Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program("MSP").


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